UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 31, 2025

VERTIV HOLDINGS CO

Exact name of registrant as specified in its charter

Delaware	001-38518	81-2376902
(State or other Jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

505 N. Cleveland Ave., Westerville, Ohio 43082
(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: 614-888-0246

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, $0.0001 par value per share	VRT	New York Stock Exchange

Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry Into a Material Definitive Agreement

Securities Purchase Agreement

Vertiv Corporation, an Ohio corporation (“Buyer”) and subsidiary of Vertiv Holdings Co, a Delaware corporation (the “Company”), entered into a securities purchase agreement, dated as of October 31, 2025 (the “Acquisition Agreement”), to acquire (the “Acquisition”) the interests in Purge Rite Intermediate, LLC, a Delaware limited liability company (“Target”), from the party set forth in the Acquisition Agreement (the “Seller”).

The aggregate purchase price payable by Buyer is approximately $1.0 billion in upfront cash consideration, subject to customary adjustments for target working capital, indebtedness and expenses, plus additional potential cash consideration of up to $250 million in cash, which additional consideration shall be calculated based on post-closing performance metrics of the acquired business, as set forth in the Acquisition Agreement. The closing of the Acquisition is subject to customary closing conditions, including, among others, the expiration or termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, prior to January 29, 2026. The Acquisition is expected to close in the fourth quarter of 2025. The parties to the Acquisition Agreement have made certain representations, warranties and covenants that are customary for a transaction of this nature. The Company expects to fund the Acquisition from existing resources.

The foregoing summary of the Acquisition Agreement and the transactions contemplated thereby do not purport to be complete and are subject to, and qualified in their entirety by, the full text of the Acquisition Agreement, which is filed as Exhibit 2.1 hereto and incorporated herein by reference. The Acquisition Agreement governs the contractual rights between the parties in relation to the Acquisition. The Acquisition Agreement is being filed as an exhibit to this Current Report on Form 8-K to provide information regarding its terms and is not intended to provide, modify or supplement any information about the Company, Buyer, Target or any of their respective subsidiaries or affiliates, or their respective businesses. In particular, the Acquisition Agreement is not intended to be, and should not be relied upon as, disclosures regarding any facts and circumstances relating to the Company, Buyer or Target. The representations and warranties contained in the Acquisition Agreement have been negotiated with the principal purpose of allocating risk between the parties, rather than establishing matters as facts. The representations and warranties may also be subject to contractual standards of materiality that may be different from those generally applicable under the securities laws. For the foregoing reasons, the representations and warranties should not be relied upon as statements of factual information.

Item 7.01 Regulation FD

The following information is furnished pursuant to Item 7.01, “Regulation FD Disclosure.” This information, including Exhibit 99.1 attached hereto, shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing. On November 3, 2025, the Company issued a press release announcing that Buyer had entered into the Acquisition Agreement. The press release is furnished as Exhibit 99.1 to this Form 8-K.

Item 9.01 Financial Statements and Exhibits.

2.1	Securities Purchase Agreement, dated October 31, 2025*

99.1	Press release of Vertiv Holdings Co, dated November 3, 2025

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*

Schedules and exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company hereby undertakes to furnish copies of any of the omitted schedules and exhibits upon request by the SEC.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 3, 2025	Vertiv Holdings Co

/s/ David Fallon
Name: David Fallon Title: Chief Financial Officer